Uniquely Qualified Board and Management

<u>Board</u>

William Zachary, Jr., Chairman

Partner, Zachary & Segraves, P.A.,

Ronald W. Allen

Former CEO, Delta Air Lines; Director of The Coca-Cola Company, Aaron Rents, Inc., and St. Joseph's Translational Research Institute

Ronald W. Hart, Ph.D.

Chaired numerous federal committees and task forces; Distinguished Scientist in Residence for the US Public Health Service/FDA; over 600 peer-reviewed publications

John E. Imhoff, M.D.

Founder, Imhoff Eye Center

Michael C. James

Managing Partner, Kuekenhof Capital Management

Jonathan M. Niloff, M.D.

Chief Medical Officer of MedVentive; Associate Professor of Obstetrics, Gynecology, and Reproductive Biology at Harvard Medical School

<u>Management</u>

Mark Faupel, Ph.D., President & CEO

Over 20 years experience; inventor of over 20 patents; author of dozens of scientific publications

Richard Fowler, SVP Engineering

Over 20 years experience developing electro-optical devices with Laser Atlanta Optics, GEC Avionics and General Dynamics

Shabbir Bambot, Ph.D., VP R & D

Chemical Engineer with over 10 years experience in medical device R&D; instrumental in launch of Company's BiliChek® neonatal jaundice detector

Guided Therapeutics™